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            EXHIBIT 5     OPINION OF MULDOON, MURPHY & FAUCETTE LLP




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                                    May 2, 2000



Board of Directors
First Bancorp of Indiana, Inc.
2200 West Franklin Street
Evansville, Indiana 47712

      Re: First Bancorp of Indiana, Inc. 1999 Stock-Based Incentive Plan Registration Statement on Form S-8 for Offer and Sale of 318,136 Shares of Common Stock

Ladies and Gentlemen:

      We have been requested by First Bancorp of Indiana, Inc., an Indiana corporation (the "Company"), to issue a legal opinion in connection with the registration (the "Registration") of 318,136 shares of the Company's common stock, $.01 par value (the "Shares"), on Form S-8 under the Securities Act of 1933. The Registration covers 227,240 Shares that may be issued upon the exercise of stock options and 90,896 Shares that may be distributed as stock awards under the First Bancorp of Indiana, Inc. 1999 Stock-Based Incentive Plan.

     We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

      Based on the foregoing and limited in all respects to Indiana law, it is our opinion that the Shares reserved under the Plan have been duly authorized and, upon the issuance of the Shares in the manner described in the Plan, will, when granted, be validly issued, fully paid and nonassessable.





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Board of Directors
First Bancorp of Indiana, Inc.
May 2, 2000
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      We hereby  consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel".

                                          Very truly yours,

                                          /s/ Muldoon, Murphy & Faucette LLP

                                          MULDOON, MURPHY & FAUCETTE LLP